                                                                Exhibit 10.(i)

                                MINING AGREEMENT

                       ----------------------------------

                THIS MINING AGREEMENT, made and effected this 4th day of April,
1987 is by and between:                                      -----

                Anthony C. Selig (owner/seller) &
                where applicable;
                Dixie Exploration Corporation
                a Nevada Corporation, and
                Anthony C. Selig and Associates,
                2805 S. Red Rock Street
                Las Vegas, Nevada 89180-5359,

party of the first part, herein after referred to as 'Seller', and

                TWA ASSOCIATES
                T. W. Anderson (Agent & Individually)
                540 Lake Terrace Drive
                Boulder City, Nevada 89005

party of the second part, herein after referred to as 'Buyer', and

                EPIC ENTERPRISES, LTD.
                a Nevada Corporation
                Christopher D. Michaels, President
                1771 E. Flamingo Avenue, Suite 200
                Las Vegas, Nevada 89109

party of the third part, herein after referred to as 'Assignee'.

        WITNESSETH:
        For and in consideration of the premises and the covenants and agreements of the respective parties hereto, herein set forth, it is mutually covenanted and agreed by and between the parties hereto as follows:

        1. DEFINITIONS. It is hereby agreed that certain words and phrases used throughout this agreement shall be defined and construed as follows:

        A. 'MINING CLAIMS', as used herein, means only those mining claims, or portions or fractions thereof, as named and listed in Exhibit #1 attached hereto and incorporated herein by reference as though fully set forth, that Seller owns or Seller has under lease/option in the Manhattan Mining District, Nye County, Nevada, (Township BN, Range 44E, Sections 20, 21, 22, 27, 28, 29,) together with all unmined ore, timber, dips, spurs, and angles situated thereon or therein, water rights, or appurtenances



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thereto, except those dumps, tailings and materials which are excluded per
Exhibit #1 and further delineated by the map named Exhibit #6 attached hereto and incorporated herein by reference as though fully set forth, of the Earl, Bath, and Consolidated shafts area.

         B. 'ADVANCED PAYMENT', as used herein means the amount required to be paid by Buyer to Seller on a date or dates specified herein, in anticipation of production payment to guarantee a specific monthly and specific yearly return to Seller. Advance payment shall be payable in the specified amount where no production payment has accrued during the preceding calendar month; where production payment during the preceding calendar month equals or exceeds the advanced payment, no advance payment shall be due or payable.

         C. 'PRODUCTION PAYMENT', as use herein, means the compensation or portion of proceeds becoming payable, by the Buyer to the Seller, or to be credited against advanced payments, arising from mining operations upon the said mining claims.

         D. 'MINING OPERATIONS', as used herein, includes any and every type of operation upon said mining claims, whereby materials are extracted or taken or mined therefrom, whether by mining or milling, or by any other method or means or any nature, kind or type.

         E. 'PRODUCTION', as used herein, means the mining and reduction of products into a marketable form or condition, and, if any product is mined in such condition that it can be marketed without further beneficiation, and is so marketed without further beneficiation, such shall be deemed to be production.

         F. 'PRODUCTS', as used herein, means, but is not limited to, any and all cinnabar, antimony, gold, silver, minerals, metals, values, sands, gravels, rare earths, rare metals, ores, chrome ores, aggregates, and any and all other materials of every kind and nature removed for purposes of sale, trade or transfer by the Buyer from, on, in or under the mining claims.

         G. 'PROCESSING', as used herein, means. but is not limited to, mining, milling, collecting, saving, separating, sizing, jigging, reducing, smelting, or otherwise beneficiating any products to such an extent as may be necessary to prepare the same in final condition for marketing.

         H. 'NET SMELTER RETURNS', as used herein, and upon which production payments are to be paid by the Buyer, means the net amount of money, in whatever form received, including any and all bonuses, premiums and rewards, directly and indirectly received from the sale, trade or transfer by Buyer of any products removed by the said Buyer from the mining claims, or any part thereof exclusive of haulage and smelting costs; however, for the purpose of





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computing production payments payable to Seller hereunder, such gross amount of money shall be computed on the basis of the London Gold Exchange pm (afternoon) fixed price on the day of sale or on the actual selling price for such products, whichever shall be the higher. No part of the cost or expense of mining or milling ore shall be deducted before production payments are computed.

         I. 'CAPITAL IMPROVEMENTS AND EQUIPMENT COSTS', as used herein, is the amount Buyer expends from time to time to explore, develope and mine the subject mine claims. Such expenditures by Buyer shall be allocated or written down over their useful life in accordance with usually accepted accounting practices for mining companies.

         J. 'ROYALTY PAYMENTS'. All payments herein provided shall be in U.S. Dollars, or gold or silver bullion where Buyer and Seller agree, upon thirty (30) days written notice.

         2. 'GRANT OF POSSESSION'. The Seller, for and in consideration or the, covenants, conditions and agreements hereinafter reserved and set forth, and by the Buyer to be kept and preformed, has sold, and demised, and by these presents does hereby sell, and demise, unto the said Buyer, his and its executors, administrators, successors in title, and authorized assigns, all of the right, title , and interest of the mining claims described herein, the improvements thereon, water rights, and the appurtenances, for the purpose of exploring, sampling, mining, processing and any uses incidental thereto.

         3. 'TERM'. The effective date of this MINING AGREEMENT is 4th day of APRIL, 1987 and shall, unless earlier terminated as provided herein, continue in full force and effect, subject to the terms and conditions herein contained until February 15, 1996.

         4. 'INDEMNITY; HOLD HARMLESS'. Seller shall immediatedly record in the office of the county recorder of the county in which the mining claims are located a notice in compliance with the requirements of Section 108.234 of the Nevada Revised Statutues. Seller hereby agrees to indemnify and hold harmless Buyer from any and all liability or responsibility from any mining operations of Seller or his representatives, agents, contractors, emloyees, successors in title, or assignees upon the mine and/or mill tailings or dumps as described in Exhibit #1, attached hereto and incorporated herein.

         Buyer hereby agrees to indemnify and hold harmless Seller from and any all liabliity or responsibility from any mining operations of Buyer or his representatives, agents, contractors, employees, successors in title, or assingees upon the said mining claims as descirbed in Exhibit #1, and incorporated herein.

         5.      'NOTICES TO MINE INSPECTOR'.  Buyer covenants with





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the Seller to mail to the State Inspector of Mines. at Carson City, Nevada,
with a like copy of such to Seller, prior to the commencement of mining operations, and not later than June 1 in each year during the term hereof, a written, detailed report, in compliance with Section 512.160, Nevada Revised Statutes.

         6. 'COMPLIANCE WITH LABOR LAWS'. Buyer shall promptly pay when due all wages for work done and shall comply with all laws; federal, state and local pertaining to mining and milling operations, including, but not limited to, the carrying and maintaining of State Industrial Insurance System (SIIS) insurance on all employees, casual or otherwise, and to provide written proof of such coverage to the Seller within thirty (30) days of the date hereof. Seller warrants to Buyer that he has no outstanding or pending labor claims or labor liens against the herein named property for any work performed by Seller to this date, and agrees to indemnify Buyer for same.

         7. 'POSSESSION: INSPECTION'. During the term of this agreement, and so long as Buyer performs all of the terms and conditions required herein, Buyer shall have the right to exclusive possession and quiet enjoyment of the said mining claims and appurtenances, subject however, to the permission hereby granted to the Seller, his agents or representatives, to have access to said mining claims at any and all reasonable times for the purpose of inspecting or examining the same, such entry and inspection to be made and conducted at the sole risk of the Seller and so as not to interfere with Buyer's operations or production. Seller shall give Buyer seven (7) days written notice of such intent to inspect.

         B. 'PLACE OF PAYMENT'. Buyer shall pay to the Seller a payment of nine percent (9%) of the net smelter returns on all products mined, milled or extracted from said mining claims including all ores or other materials, all such payments to apply towards the Purchase Price balance. Upon proper completion of a vertical mine shaft on the property to a depth of 650 feet, the herein specified net smelter return payment percentage shall decrease from nine percent (9%) to seven percent (7%).

         The Purchase Price for Seller's equity in the herein said mining claims and appurtenances thereto is Two Million Two Hundred Thousand dollars ($2,200,000.00). All minimum monthly payments, minimum semi-annual payments, and production payments shall apply towards the Purchase Price. There shall be no penalty for prepayment.

         Buyer shall pay to Seller the sum of Two Thousand Five Hundred dollars ($2,500.00) beginning on April 4, 1987, and shall pay the same for each and every consecutive month thereafter on the FOURTH (4th) thereof, for the term of this Mining Agreement, such payments to credited to the Purchase Price, however if the payment of the production payment





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as provided for herein, shall exceed the minimum month payment of $2,500.00, then the production payment shall suffice as payment for that particular month.

         Additionally, the Buyer shall pay to Seller the following semi-annual payments which shall be credited to the Purchase Price, however said semi-annual payments shall not be offset by the regular minimum monthly payments previously paid or becoming due on the FOURTH (4th) of each month. Buyer shall be allowed a credit towards the following semi-annual payments for production payments previously paid where and for the amount of such production payment that exceeds the minimum monthly payment due:

                 August       15,  1987             $  27,500.00

                 February     15,  1988             $  25,000.00
                 August       15,  1988             $  50,000.00

                 February     15,  1989             $  50,000.00
                 August       15,  1989             $  75,000.00

                 February     15,  1990             $  75,000.00
                 August       15,  1990             $ 100,000.00

                 February     15,  1991             $ 100,000.00
                 August       15,  1991             $ 125,000.00

                 February     15,  1992             $ 125,000.00
                 August       15,  1992             $ 147,500.00

                 February     15,  1993             $ 147,500.00
                 August       15,  1993             $ 147,500.00

                 February     15,  1994             $ 147,500.00
                 August       15,  1994             $ 147,500.00

                 February     15,  1995             $ 147,500.00
                 August       15,  1995             $ 147,500.00

                 February     15,  1996             $ 147,500.00

         Said Purchase Price shall include all appurtenances and improvements as hererinabove described. Upon payment of the Purchase Price, each party shall be requireed to comply with all applicable State laws with regard to the conveyance thereof and the Seller shall convey and transfer said mining claims to Buyer by a good and sufficient Quitclaim Deed.

         All payments required to be made hereunder shall be paid to the Seller at the address as provided herein, unless and until the Seller shall give written notice of a change of address by certified mail, return receipt requested, mailed at least





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thirty (30) days prior to the effective date of the change of address.  If an escrow is established as hereinafter provided all payments shall be paid to the Escrow Agent for the benefit of the Seller.

         If Buyer defaults as herein provided for in his preformance of any of the convenants or terms herein provided or of the payments to by made on a monthly basis, semi-annual basis, or production royalty basis, then in such event all sums previously paid by Buyer to Seller shall be retained by Seller.

         In the event of termination of this Mining Agreement as a result of breach or default by Buyer, Buyer shall not be entitled to compensation for any additional improvements or additions attached on the property, and said improvements or additions attached on the property shall be the sole property of Seller. All operations, improvements and additions of Buyer shall be done at his sole expense and Buyer further agrees that any improvement, including buildings fixtures, or equipment attached on the property shall be fully paid for and in no way shall encumber the property or the Seller.

         9. 'RECORDS OF PRODUCTION'. It is understood and agreed between the parties hereto that copies of original settlement invoices on all products processed and sold from said mining claims shall be filed quarterly by the Buyer with the Seller on or before the 15th day after each quarter relating to all processed products from the said mining claims for the preceding calendar quarter, accompainied in each case by check in payment of the production royalties accrued as a result of said production. Buyer shall implement and install standard industry procedures for sampling the head ore and tailings discharge.

         10. 'FORCE MAJEURE'. None of the parties hereto shall be liable to the other for failure to perform the work required to be performed hereunder for such period of time as failure of performance is caused by strikes, weather, acts of God or national war emergency. This provision shall not, however, relieve the Buyer of his obligation to make payments as required hereunder.

         11. 'ASSESSMENT WORK AND TAXES'. Buyer shall pay all taxes and perform all annual assessment work required by law in order to hold the mining claims for each assessment year, during the entire term of this Agreement or any extentions thereof, and shall record in the office of the county recorder of the county in which said minimg claims are situated, proper proof, in affidavit form, of the completion of the same, both the performance of work and the recording to be completed by the Buyer at his sole expense at least forty five (45) days prior to the date required by law for such recordation annually. It is provided, however, that, if this agreement is terminated or abandoned on or before the first day of July in any such





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assessment year, the Buyer shall be under no obligation to perform the assessment work for such assessment year or thereafter. If this agreement is terminated or abandoned after the first day of July in any assessment year, Seller shall have the right to enter upon said mining claims at any time or times during the remainder of the assessment year for the purpose of performing or completing the above required assessment work for said assessment year.

         12. 'PROGRESS REPORTS'. Buyer shall furnish to the Seller at least quarterly, a written progress report reciting in detail any engineering data, assay reports, drill reports and logs and other information pertinent to the exploration and development of said mining claims.

         13. 'IMPROVEMENTS'. At the termination of this agreement by lapse of time, forfeiture or otherewise, the Buyer agrees to deliver up to said Seller the said mining claims, allowing for the mining and develpement thereon by the Buyer. In the event of the abandonmnet, termination or cancellation of the interest of the Buyer herein, as hereinafter set forth, it is understood and agreed that all improvements, including rail in place, made in or about the said property by the Buyer and affixed to the realty and constituting a part thereof, together with copies of operational maps, assays, and reports, shall become the property of the Seller at no additional expense; but all property of a personal nature including machinery, tools, and equipment, or those things not affixed in place can be removed, upon 72 hours notice in writing by Buyer to Seller of Buyer's intent to enter upon said property including from underground, provided such removal is done in a safe and workmanlike manner by the Buyer within one hundred twenty (120) days (weather permitting) from the date of such abandonment, cancellation or termination, failing which the same shall revert to the Seller permanently at no additional expense. Any and all water rights, applications or certificates or appropriation which are acquired by the Buyer, from this date forward in connection with the mining operations contemplated herein shall be expressly subject to this provision.

         14. 'TERMINATION'. In the event that the Buyer shall fail to make any payment or payments as herein provided or shall fail to perform each and every covenant, term and condition as herein provide, the Seller may, after thirty (30) days notice in writing given to Buyer within which to cure said default or breach, and provided said default or breach has not been corrected during said 30-day period, declare said Mining Agreement forfeited, cancelled and terminated, and enter and repossess all of the subject property herein described, with or without process of law.

         In the event of a breach or default herein occuring, other than the payment of the minimum monthly, semi-annual, or production payments, and after notice said breach or default,





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that cannot be remedied by the payment of monies, Buyer shall immediately commence proceedings to cure such breach or default by appropriate performance and prosecute the same to completion without undue delay.

         15. 'NON-PARTNERSHIP'. This agreement shall not constitute or be construed to constitute a partnership, mining partnership, joint venture or joint operation. The full control and determination as to manner, extent and character of mining operations, subject only to the restrictions herein provided, shall be determined by Buyer without interference from Seller.

         16. 'BANKRUPTCY; INSOLVENCY'. It is agreed that the filing of a Chapter 7 petition in bankruptcy by the Buyer, or the adjudication that the Buyer is bankrupt, or an assignment for the benefit of creditors, or the levy of an execution against the interest of Buyer in said mining claims to enforce or satisfy any judgement against Buyer not stayed within thirty (30) days by an appeal bond shall permit the Seller to cancel this agreement, and Buyer shall forfeit all his rights to the possession of the mining claims, and neither this agreement nor any of Buyer's rights hereunder shall ever be an asset of the estate of the Buyer in the event that he is bankrupt of files a petition in bankruptcy under the bankruptcy laws of the United States, or makes an assignment for the benefit of creditors. It is further agreed that the filing of a Chapter 11 shall be cured within a ninety (90) days of filing thereof.

         17. 'TIME OF ESSENCE; INUREMENT'. Time is of the essence of this agreement, and the same shall be binding upon and inure to the benefit of all of the heirs, administrators, executors, successors and assign of the parities hereto.

         No waiver by Seller of any breach by Buyer, or any extension of the due date of any payment hereunder granted at Seller's option in writing, or the acceptance by Seller of a payment after its due date, shall in any manner operate as a waiver of any subsequent breach or default of Buyer thereafter occurring; and any uncured breach or default shall not affect the right of Seller to accelerate the balance of the purchase price or declare a forfeiture hereunder and pursue any other remedy afforded to him by the terms of this contract, or at law, by reason on any subsequent act or omission of Buyer.

         18. 'NOTICES'. Any notice required or permitted to by given hereunder shall be deemed properly given upon delivering the same personally to the party to be notified, or upon mailing such notice, by registered or certified mail, return receipt requested, postage prepaid, to the party to be notified, at the address herein above set forth on the first page of this Mining Agreement, or such other address as the party to be notified may have designated thirty (30) days prior thereto by written notice to the other. The date on which the receiving party signs the





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mailing certificate shall constitute the date of delivery, however, not to exceed forty eight (48) hours from the date of mailing.

         19. 'INTERPRETATION; CONSTRUCTION'. The paragraph captions or headings in this agreement are inserted for convenience only, and shall not be considered a part of this agreement, or used in its interpretation. Such captions in no way define, limit or describe the scope or intent of this mining purchase agreement, and are for reference only. Whenever used, the singular number shall include the plural, and the plural the singular and the use on any gender shall include all other genders. This agreement shall be governed by laws of the State of Nevada and by laws of the United States of America applicable to the location and possession of, and title to, the said mining claims.

         In the event litigation is instituted as a result of this agreement, then the prevailing party thereof shall be also entitled to all court costs, travel expenses, and attorneys fees incurred therein. It is understood and agreed by the parties hereto that if any part, term or provision of this contract is by the courts held to be illegal or in conflict with any law of the State of Nevada, or the United States, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the contract did not contain the particular part, term or provisions held to be invalid.

         20. 'RECORDS; CONFIDENTIALITY'. All Seller's records and reports, drill logs, testings, and maps shall be made available to Buyer to copy, use, refer to, and study upon request for same as said records are available and all such information and material shall be treated as strictly confidential and made available to no one else by Buyer.

         21. 'BUYER'S OPERATIONS'. All Buyer's operation shall be conducted so as to fully comply with the laws of the State of Nevada in every respect and with all present or future rules, regulations and requirements promulgated by Federal, State or Local authorities. Buyer shall furnish to Seller copies of all licenses and permits as may be required of him and Seller agrees to assist Buyer, where possible, to obtain any such permits or licenses, however, Buyer shall not be held liable for any agencies' failure to issue any licenses or permits. Buyer agrees to erect, where necessary, and maintain a fence in order to secure any areas where toxic or hazardous materials may be used or stored.

         Buyer agrees not to move nor alter any of the present fixtures, buildings, or equipment without the express written consent of Seller which consent shall not be unreasonably withheld. It is agreed that Buyer has examined the property and knows the extent,





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and limitations thereof and purchases everything pertaining hereto in an "as is" condition and understands Seller extends no limited or implied warranty of any kind whatsoever and Seller expressly makes no representations regarding any mineral or ore values upon, in, or under said mining claims herein named.

         22. 'BUYER'S MANAGEMENT DUTIES'. Buyer shall promptly pay for any and all labor performed and materials and supplies furnished in connection with the subject property, and in the event liens of any kind or description are filed against the mine claims described herein, to forthwith post a bond, or otherwise keep said property free and clear from any and all encumbrances. Failure to so do is sufficient cause for Seller to terminated this agreement.

         23. 'BUYER'S INSURANCE REQUIREMENTS'. During the life of this agreement and until full payment of the Purchase Price hereunder, Buyer shall secure, maintain and pay the premiums for insurance covering the buildings, and other insurable improvements of the property, together with that personal property and replacements thereof, such insurance to include coverage against general and personal liability and property damage, and which coverage shall expressly and name as additional insured Anthony C. Selig and Dixie Exploration Corporation from any and all liability while Buyer is in possession or under contract and said coverage shall not be for less than Five Hundred Thousand ($500,000.00) dollars. Such insurance shall be written by sound and reputable insurance companies.

         All premiums for such insurance shall be paid by Buyer when due, and prior to delinquency. The policies shall be deposited with Buyer and copies thereof shall be deposited with Seller. Such policies shall provide that in the event of delinquency, Seller shall be notified thereof and Seller shall have the right to pay any delinquencies and be reimbursed therefore as further provided herein. If Buyer fails to pay any installment of tax or assessment against the property, any premium for insurance, or fails to make any filings as required by law when due, Seller may make such filings and may either pay Such sum together with interest and penalties thereon, if any, and cost of reinstatement, including attorneys' fees, if any, and add the amount thereof to the principal due from Buyer, and charge interest at the prevailing rate from the date of payment; demand repayment of such amounts and sue for the same if not promptly received from Buyer; or treat the failure of Buyer to make such payments or filings as a breach or default of this contract and pursue any remedy available to Seller on breach or default thereof.

         24. 'RIGHT TO USE OF SURFACE'. Seller agrees that Buyer shall have the right to alter any of the surface of said mining claims to the extent that may be necessary to mine, process, and carry





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away said ores or other metals, as provided in this agreement, and shall have the right to remove any trees or shrubs or other plants, except those protected by law, that may be in the way of mining the said ores or other metals by stripping or tunneling; and Buyer shall have the right to construct a road or roads over said premises for the purpose of delivering said ores and minerals, mining equipment, and other times pertaining to the mining operation onto or from the roads presently existing in the area.

         25. 'WARRANTIES AND REPRESENTATIONS'. Seller hereby sells all said mining claims and warrants that they have been duly located and that Seller has the right to possession of said mining claims and the right to sell his interest therein and that the assessment work for the unpatented claims named herein have been properly performed and filed accordingly and all taxes of patented claims have been paid to date. Seller warrants that he has not encumbered the herein named claims.

         Buyer, with or without Seller, shall have full right to take any action necessary, including judicial proceedings, to cure any defect in Seller's title to the mining claims named herein and the ground covered thereby and Seller and Buyer agree to cooperate and assist each other in every way in actions taken and to execute all documents and to take such other action as may be reasonably necessary to assist each other. Buyer may recover from semi-annual payments thereafter to become due to Seller all reasonable costs and expenses, including attorney's fees, incurred by Buyer in curing any defects in Seller's title.

         If the United States or any third person attacks the validity of any of the mining claims herein described, Buyer, with or without Seller, may choose to defend their validity, and in such event, Buyer may recover form all semi-annual payments thereafter to become due to Seller all reasonable costs and expenses including attorney's fees incurred by Buyer in defending the validity of such claims. Seller agrees to promptly give Buyer notice of any such problems to which it has knowledge and assist Buyer, and Buyer shall assist Seller, in every way as may be necessary to defend the validity of said claims.

         26. 'ASSIGNMENT; ASSIGNS'. All assignments are void without prior written consent of Seller, such consent not to be unreasonably withheld. Any such request for assignment by Buyer shall be by written notice. Notice of Seller's decision shall be received by Buyer within ten (10) days of receipt of Buyer's request and in the event of no written response or decision from Seller within ten (10) day, Buyer may assume consent has been given by Seller to Buyer.

         Buyer herein agrees to incorporate in and make a part of any agreement, contract, lease, or understanding wherein any rights, or interests herein are assigned or transferred in any





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way to another or others, that in the event of Buyer's default or termination, that said assignees may take all action necessary to remedy or cure Buyer's breaches or defaults.

         In the event of termination of Buyer's rights contained herein, Assignee agrees that in the event it assigns any rights, title, and interest to said mining claims to anyone else, any contract thereto will contain a clause that acknowledges that the rights that the sub-assignee has are only those that belong to the Assignee pursuant to the instant contract.

         Buyer shall make no representations or warranties inconsistent with the Underlying Agreements hereto and shall cause any and all authorized assignees to ratify and acknowledge this Mining Agreement with its Underlying Agreements.

         27. 'UNDERLYING AGREEMENTS - ARGUS RESOURCES, INC.' Buyer agrees to fully assume that certain 'Lease and Option to Purchase Agreement' by and between Argus Resources, Inc. and Anthony C. Selig, (& Dixie Exploration Corporation and Anthony C. Selig & Associates) dated November 15, 1982, attached hereto as Exhibit #2, with its Exhibits; #1, #2, and 'A', and incorporated herein by reference as though fully set forth.

         Any payments paid by Buyer to Argus per the payment schedules of Exhibit #2 shall in no way or manner apply toward or act as an offset of the Purchase Price of this Mining Agreement or against any payments due hereunder. Buyer shall pay the payments due under Exhibit #2 directly to Argus Resources, Inc. and Buyer shall furnish immediatley evidence to Seller of every such payment made to Argus.

         Any agreements or understandings, written or oral, by and between Buyer/Assignee and Argus Resources, Inc. that effects the rights of Seller as regards the 'Lease and Option to Purchase Agreement' (Exhibit #2) shall be provided to Seller.

         28. 'RELEASE; TWA ASSOCIATES MANHATTAN PROPERTIES AGREEMENT'. In full and total consideration of the Promissory Note dated December 09, 1985 (Exhibit #8 of the TWA Associates Manhattan Properties Agreement of June 4 and December 9, 1985) in the amount of $22,822.25, with interest thereon, TWA Associates and T. W. Anderson hereby agree to forever relinquish, release, transfer and convey all thier rights, title and interest to Anthony C. Selig and Dixie Exploration Corporation in that certain equipment per that Bill of Sale dated October 06, 1986, said equipment stored in Manhattan, Nevada and more exactly listed below:

         (1)     Adams Motor Grader
         (1)     5 x 6 glasslined pfaudler tank
         (1)     app. 10 x 50 House/Office trailer
         (1)     2" Galigher vac seal pump
         (1)     lot first aid stretchers

         (1)     mini pulverizer for sampling

         TWA Associates & T. W. Anderson and Anthony C. Selig (& Dixie Exploration Corporation and Anthony C. Selig & Associates) hereby fully and completely release one and each other in every way of every term, covenant, and condition of the Manhattan Properties Agreement, dated June 04, 1985 and December 09, 1985, together with all its Addendums, Amendments, and Exhibits
#1 - #9 by and between themselves. TWA Associates, T. W. Anderson and Seller agree that this Mining Agreement shall replace and supercede any and all prior agreements, whether written or oral, concerning the Manhattan mining properties and that no further considerations of any kind or manner pertinent thereto are due each other. TWA Associates, T. W. Anderson, and Anthony C. Selig and Dixie Exploration shall separately execute an Equipment and Property release, as described above, for the purposes of recordation with the State of Nevada and County of Nye.

         In the event that Seller is sued because of any acts or ommissions by Buyer or Assignee, prior to or after execution of this Mining Agreement, then Buyer/Assignee shall be fully liable to Seller for any and all costs incurred by Seller and his representatives in defense of any such actions or litigations, including but not limited to attorneys fees, court costs, and travel costs.

         29. 'UNDERLYING AGREEMENTS - MIDCONTINENT MINING LEASE'. Simultaneous with the execution of this Mining Agreement, TWA
Associates and T. W. Anderson does assign, transfer, and convey all their rights, title and interest in that certain Mining Lease dated December 07, 1985 by and between TWA Associates & T. W. Anderson and Mid-Continent Mining & Exploration, Inc., said Mining Agreement attached hereto as Exhibit #4 and incorporated herein by reference as though fully set forth, to Anthony C. Selig. It is understood that assignment of said Mid-Continent Mining Agreement, in total, to Selig does hereby, forthwith and henceforth terminate any contractual obligations between TWA Associates and T. W. Anderson and Mid-Continent Mining & Exploration, Inc. and that no further considerations of any kind or nature are due each other nor are any other considerations due from Selig to TWA Associates and T. W. Anderson in regard for such assignment.

         Mid-Continent Mining & Exploration, Inc. does hereby acknowledge and accept such assignment of said contract to Anthony C. Selig by written evidence of acceptance attached hereto as Exhibit #5, and incorporated herein by reference as though fully set forth.

         30. 'ASSIGNMENT/ASSUMPTION - EPIC ENTERPRISES, LTD'.
         Simultaneous with the execution of this Mining Agreement, TWA Associates and T. W. Anderson, their assignees, representatives, associates, successors, and heirs do, for good and valuable consideration hereby acknowledged, do assign, transfer, convey, and relinquish forever all their rights, title, and interest in this Mining Agreement to Assignee, Epic Enterprises, Ltd.; and TWA Associates and T. W. Anderson expressly releases, in every manner and form whatsoever, and does hold harmless Anthony C. Selig, Dixie Exploration Corporation, Selig's associates and representatives, and Epic Enterprises, Ltd., its associates and representatives, with regard to the assignment, conveyance, and transfer of this Mining Agreement, in total, to Epic Enterprises, Ltd.

        Epic Enterprises, Ltd., its representative, associates, successors, heirs, and authorized assignees does hereby agree to assume in total, perform. follow, observe, obey, and abide by each and every term, condition, convenant, agreement, and payment schedule as herein outlined in this Mining Agreement as well as assume Seller's contractual obligations to Argus Resources, Inc. as set forth in that certain 'Lease and Option to Purchase Agreement' (Exhibit #2).

        This Mining Agreement sets forth the entire understanding between the parties hereto. This Mining Agreement shall inure to the benefit of and shall be binding upon the respective, heirs, executors, legal representatives, administrators, successors in interest and authorized assigns of the parties hereto. Any modifications or admendments must be executed in writing and signed by the applicable respective parties hereto.

        31. 'OTHER DOCUMENTS'. All parties hereto agree to execute and deliver to the appropriate party hereto any and all instruments, agreements, permits, documents, or other writings made necessary by the instant agreement.

        33.     EXHIBITS:

            I. Exhibit #1: List of Mining Claims included in this Mining Agreement, with exclusions.

           II. Exhibit #2: 'Lease and Option to Purchase' by and between Argus Resources, Inc. and Anthony C. Selig (& Dixie Exploration Corporation & Anthony C. Selig & Associates), dated November 15, 1982.

          III.    Exhibit #3: 'Mining Lease' by and between TWA Associates &
T. W. Anderson and Mid-Continent Mining & Exploration, Inc., dated December 07, 1985.

           VI. Exhibit #4: Mid-Continent Mining & Exploration, Inc. Acknowledgement of Assignment.

            V. Exhibit #5: Map delineating Earl, Bath, and Consolidated mine shafts and mine dump areas.

        IN WITNESS WHEREOF, the parties hereto have executed this Mining
Agreement this  4th day of   April  , 1987, in triplicate.
               -----       ---------
SELLER:                                 BUYER:

/s/ ANTHONY C. SELIG                    /s/ T. W. ANDERSON
----------------------------------      ----------------------------------
Anthony C. Selig, Individually          T. W. Anderson, Individually

DIXIE EXPLORATION CORPORATION           TWA ASSOCIATES


by  /s/ ANTHONY C. SELIG                by  /s/ T. W. ANDERSON
  --------------------------------        --------------------------------
  Anthony C. Selig, President             T. W. Anderson, Agent

ANTHONY C. SELIG & ASSOCIATES           ASSIGNEE:

                                          EPIC ENTERPRISES, LTD.

by  /s/ ANTHONY C. SELIG
  --------------------------------
  Anthony C. Selig, Trustee

                                        by  /s/ DREW LAMBO
                                          --------------------------------
                                          Drew Lambo, Board Director
                                          Senior Vice President


STATE OF NEVADA )
                )  ss.
COUNTY OF CLARK )

        On this  4th  day of    April  , 1987, personally appeared before me,
                -----        ----------
a notary public, Anthony C. Selig, who acknowledged and before me executed the foregoing Mining Agreement, on behalf of himself, as President of Dixie Exploration Corporation, and as Trustee of Anthony C. Selig and Associates.


/s/ MICHAEL THEODORODIS                    [SEAL]   Michael Theodorodis
----------------------------------                    OFFICIAL SEAL
Notary Public                                      NOTARY PUBLIC-NEVADA
                                                       CLARK COUNTY
STATE OF NEVADA )                            My Appt. Expires Apr. 19, 1987
                ) ss.
COUNTY OF CLARK )


        On this  4th  day of  April    , 1987, personally appeared before me,
                -----        ----------
a notary public, T. W. Anderson, who on behalf of himself (and as Agent for TWA Associates) acknowledged and before me executed the foregoing Mining Agreement.

/s/ LELAND E. LUTFY                        [SEAL]       LELAND E. LUTFY
----------------------------------                Notary Public-State of Nevada
Notary Public                                             CLARK COUNTY
                                           My Appointment Expires Nov. 12, 1989
STATE OF NEVADA )
                ) ss.
COUNTY OF CLARK )

        On this   4th   day of   April   , 1987, personally appeared before me,
                -------        ----------
a Notary Public, Drew Lambo who acknowledged and before me executed the foregoing Mining Agreement as Senior Vice President of Epic Enterprises, Ltd.

/s/ LELAND E. LUTFY                        [SEAL]       LELAND E. LUTFY
----------------------------------                Notary Public-State of Nevada
Notary Public                                             CLARK COUNTY
                                           My Appointment Expires Nov. 12, 1989